EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, made and entered into this 14th day of April , 2004, by and between American First Financial, Inc., a Florida Corporation, with its principal office at Suite 340, 639 Cleveland Street, Clearwater, Florida 33755 ("Employer"), and J. R. "Pete" Stirling, ("Employee")

WITNESSETH:

WHEREAS, the Employer is engaged in the mortgage banking and brokerage business, including the development of branch and associated offices nationwide; and

WHEREAS, the Employee has been employed by the Employer since March of 2001 without a written employment agreement; and

NOW, THEREFORE, in consideration of the mutual promises of the parties, one to another made herein, and of other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Recitals. The parties acknowledge the recitals herein above set forth are correct, are incorporated herein by reference and are made a part of this Agreement.

Section 2. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions hereinafter set forth.

Section 3. Term. The Employee is being employed as an independent contractor. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on May 1, 2004 and shall expire on the last day of the 120th month after such beginning date; provided, however, that this Agreement may be renewed for one additional five (5) year period at the option of the Employee.

Section 4. Compensation. The Employer shall compensate the Employee as follows:

(a) Commissions will be paid each month based on the overall income of Employer. The frequency and amounts of said commissions will be at the sole discretion of the Employee and he is charged with the responsibility to determine that the Employer can comfortably make such payments.

(b) In addition Employer will give to Employee on an annual basis 500,000 shares of Employer's common stock. ~~If at the time of any such distribution Employers stock is publicly traded then, the shares of stock will be given to Employee as free trading shares under rule S-8.~~ JRS

Section 5. Reimbursements. The Employer shall reimburse the Employee for expenses which the Employee incurs and personally pays in the line of his employment and for the benefit of the Employer and the furtherance of its business. All applications for reimbursements shall be submitted on a monthly basis and shall be accompanied by receipts sufficient to support a federal income tax deduction therefore.

Section 6. Facilities and personnel. The Employer shall make available to the Employee such facilities (offices, furnishings and equipment) and personnel as may be desirable for the Employee to effectively and efficiently render his services to the Employer.

Section 7. Duties. The Employee shall serve as the Employer's President. In such capacity, and during the term of this Agreement, the Employee shall control the planning, developing and conducting of the Employer's business and all matters and arrangements ancillary thereto.

Section 8. Policies and Procedures. The Employee shall have the full authority to establish the policies, procedures, goals, financial and strategic plans, business, sales and marketing objectives and similar matters to be followed by the Employee in the discharge of his duties under this Agreement and in the conduct of the Employer's business. The parties acknowledge that the Employer's goals and sales objectives have been and will continue to be developed by the Employee.

Section 9. Termination of Employment. In the event the Employee is derelict in the discharge of his duties under this agreement, breaches any provision of this agreement or engages in conduct which is illegal, unethical or otherwise brings discredit to the Employer, the Employer may terminate this Agreement upon thirty days prior written notice to the Employee; and, upon termination as provided herein, the Employer shall have no further liability to the Employee for any compensation, except as earned or accrued prior to termination; provided, any delay in exercising this provision shall not be construed as a waiver. Upon termination of employment hereunder for any reason and by any party, the Employee will not interfere with the Employer's business, employees, or contractual relationships.

Section 10. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the Employer's headquarters office address or the Employee's primary residential address (or such other address noticed by a party pursuant to this section), as may be the case.

Section 11. Waiver of Breach. The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee. Any such waiver shall be in writing.

Section 12. Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This is a personal service contract and may not be assigned by the Employee.

Section 13. Arbitration. Any dispute or controversy arising with respect to a claim hereunder shall be settled by arbitration binding upon the parties in Clearwater, Florida, by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the Federal Rules of Evidence governing discovery in federal suits and the local rules governing discovery of the Federal District Court for the district in which the arbitration proceeding is located shall be followed by the parties and enforced by the arbitration panel. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

Section 14. Entire Agreement. This Agreement amends and supplants any and all prior Employment Agreements between the parties hereto. This Agreement contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by both parties.

Section 15. Governing Law. This Agreement shall be construed under and be governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

American First Financial, Inc.

_______________________ BY_______________________ (SEAL)

Witness President

_______________________ _______________________

Witness J. R. Stirling, Employee